SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February  15, 2005

Date of Report (Date of earliest event reported)

LEESPORT FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	000-14555	23-2254007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania		19610
(Address of principal executive offices)		(Zip Code)

(610) 208-0966
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01                                     Entry Into a Material Definitive Agreement.

On February 15, 2005, Leesport Financial Corp. (“Leesport”), Leesport Bank (the “Bank”), the wholly owned banking subsidiary of Leesport, and Raymond H. Melcher, Jr., Chairman, President and Chief Executive Officer of Leesport and the Bank, entered into a new employment agreement, dated as of January 1, 2005 (the “Agreement”).  The Agreement replaces Mr. Melcher’s previous employment agreement, dated June 15, 1998, as amended January 22, 2002.  The following description of the Agreement is qualified in its entirety by reference to the copy of the Agreement attached hereto as Exhibit 10.1.

Under the Agreement, Mr. Melcher is employed as President and Chief Executive Officer of Leesport and the Bank, and will hold such other titles as may be given to him from time to time by the respective boards of directors of Leesport and the Bank.  Mr. Melcher currently also serves as Chairman of the Board of each of Leesport and the Bank.  The Agreement is for a term of three years commencing on January 1, 2005 and ending on December 31, 2007.  The Agreement will be extended on January 1, 2008 for a period of one year, and on January 1 of each subsequent year for a period of one year, absent at least 30 days advance notice from either party that it does not wish to renew the Agreement.

The Agreement may be terminated for “cause” by written notice from each of Leesport and the Bank.  If the Agreement is terminated for cause, Mr. Melcher’s rights under the Agreement terminate as of the effective date of termination, except for payment of any base salary accrued but not paid as of the termination date.  Under the Agreement, “cause” is defined as (i) conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving moral turpitude or actual incarceration for a period of 45 consecutive days, (ii) failure to follow the good faith lawful instructions of the board of directors of Leesport or the Bank with respect to their operations, following written notice of such good faith lawful instructions, (iii) willful failure to substantially perform duties to Leesport or the Bank, other than a failure resulting from incapacity because of physical or mental illness, or (iv) willful failure to enforce, or willful violation of, the written policies or procedures of Leesport or the Bank.  The Agreement also terminates without further payments to Mr. Melcher, other than base salary accrued but not paid as of the termination date, in the event of his voluntary termination of employment (other than following a “change in control” as defined in the Agreement), retirement at his election, death or “disability” (defined in the Agreement as incapacitation which renders him mentally or physically incapable of performing required services for a period of 360 consecutive days).

Mr. Melcher’s base salary under the Agreement is $270,000 per year, subject to increase from time to time at the discretion of the board of directors of Leesport or the Bank.  The Agreement also provides that Mr. Melcher will be entitled to an annual bonus in such amount and at such times as provided in such executive incentive plan as shall be approved by the board of directors of Leesport and in effect from time to time.  Mr. Melcher is also entitled to participate generally in pension and retirement plans, profit sharing, stock option, employee stock ownership and other plans, benefits and privileges made available to other employees and executive officers of Leesport and the Bank commensurate with his then existing duties and responsibilities.

In the event that Mr. Melcher’s employment is involuntarily terminated in the absence of a change in control, he is entitled to receive a cash lump-sum payment equal to the amount of his base salary in effect on the termination date multiplied by the number of months remaining in the employment period (but no less than 18 months in any case) plus a portion of his projected bonus for the year in which termination occurs pro-rated for the period of time he is employed for the year.

In the event that, following a “change in control,” Mr. Melcher voluntarily terminates his employment or his employment is terminated involuntarily other than for cause or disability, Mr. Melcher will receive a cash lump-sum payment in an amount equal to three times the sum of (i) his highest annualized base salary at any time during the three-year period preceding such termination (including the year in which termination occurs) and (ii) the highest annual bonus paid to him or payable to him with respect to any of the three years preceding such termination (including the year in which termination occurs).  In addition, for a period of three years following termination, Mr. Melcher will be permitted to continue to participate in Leesport’s health and other welfare benefit plans, provided that, if he is not then eligible to participate in such plans, he will be paid in cash an amount equal to the after-tax cost to obtain substantially similar benefits.  For purposes of the Agreement, “change in control” is defined generally as a merger, consolidation, or division involving Leesport, a sale of substantially all assets of Leesport or the purchase by Leesport of substantially all of the assets of another entity, unless any such transaction is approved in advance by at least 80% of the members of Leesport’s board of directors who are not interested in the transaction and a majority of the members of the board of directors of the legal entity resulting after the transaction are former members of the board of directors of Leesport.

Federal tax laws currently impose a 20% excise tax on certain payments (known as excess parachute payments) made to an executive officer contingent on a change in control.  The Agreement provides that, in the event that any amounts or benefits payable to Mr. Melcher under the Agreement as a result of his termination of employment, when added to other amounts or benefits which may become payable to him by Leesport or the Bank, would be subject to this excise tax, Mr. Melcher will receive a gross-up payment in an amount necessary for him to retain approximately the same net after-tax amount that he would have retained under the Agreement if there were no 20% excise tax.  The paying corporation is not entitled to a federal income tax deduction for any excess parachute payments or gross-up payments.

The Agreement contains customary provisions relating to noncompetition and nonsolicitation of customers and employees by Mr. Melcher following a termination of employment, which generally apply for a period of 18 months following a termination of employment, except in the case of a termination of employment following a change in control in which case the noncompetition and nonsolicitation provisions expire on the effective date of termination of employment.

Item 9.01                                     Financial Statements and Exhibits.

(c)	Exhibits:

The following exhibit is filed herewith:

10.1	Employment Agreement, dated January 1, 2005, among Leesport Financial Corp., Leesport Bank and Raymond H. Melcher, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEESPORT FINANCIAL CORP.

Dated: February 17, 2005

	By:	/s/ Edward C. Barrett
Edward C. Barrett
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

10.1	Employment Agreement, dated as of January 1, 2005, among Leesport Financial Corp., Leesport Bank and Raymond H. Melcher, Jr.